                                    AGREEMENT

         This agreement ("Agreement" is dated May 13, 1999 ("Effective Date") and is by and between Forrester Research, Inc. ("Forrester") and Greenfield Online, Inc. ("Greenfield").

1. Recitals. Forrester and Greenfield seek to form a strategic partnership.

         A. As the preferred provider of online consumer research services to Forrester, Greenfield will be presented with the requirements for each online research project that Forrester plans to outsource to a vendor. Provided Greenfield can demonstrate that its capabilities, pricing and material terms meet Forrester's needs and can be performed for competitive market prices, Forrester will contract with Greenfield for the services.

         B. Greenfield shall not form a strategic relationship with any company that competes with Forrester, including but not limited to Gartner Group, Meta Group, Giga Information Group, Jupiter Communications, Gomez Advisors, Mainspring Communications, the Yankee Group and Intelliquest, Inc. Greenfield will not include a competitor's segmentation that is based on consumer attitudes and/or behaviors toward technology in Greenfield's panel, provide data to support a competitor's product, and/or allow direct or indirect investment in Greenfield or its affiliates. Any agreements with Datamonitor that predate this Agreement are exempted from this restriction.

2. License: Forrester agrees to provide a non-exclusive license to Greenfield to embed the Technographcs(R) scale ("Scale") set forth in Exhibit A into the batter of qualitative questions that is administered to members of Greenfield's online panel (the "Qualitative Battery") for the uses described below.

         A. Greenfield shall administer the Qualitative Battery to all of its panel members and, with the resulting data, classify and tag each panelist's record with the corresponding Technographics segment.

         B. Greenfield may provide research services based o the Technographics data and shall pay Forrester the following royalties:

                  1). A royalty equal to 10% of the value (defined as cost to client less incentives) of each custom research project that involves and/or names Technographics as part of the project.

                  2). A royalty equal to $250 per client for each syndicated data set that Greenfield provides to its clients that include the Technogrpahics data element.

                  3). These royalties will be paid to Forrester quarterly, on billings just received, and accompanied by a report reflecting in reasonable detail the client projects undertaken in the quarter.

         C. Forrester agrees not license the Scale to any company that competes with Greenfield in the area of marketing research using the Internet, including but not limited to Digital Marketing Services, NPD Interactive, NPO Interactive, MB Interactive, MARC Interactive, market Facts and Harris Black. Mediamark Research (media research only), the NPD Group (mail-based research only), and Media Metrix (Internet audience measurement only) are exempted from this restriction.

3. Research Access. Forrester and Greenfield will provide each other access to certain information.

         A. Forrester shall provide Greenfield access to its Corporate Technology research at an annual cost of $50,000. Access will be provided online and will be covered by Forrester's standard usage agreement.

         B. Greenfield shall provide Forrester access to its syndicated data (including their Technographics segment) at an annual cost of $50,000. Syndicated studies currently available cover the college market, gay and lesbian market, and "Vets & Pets." Forrester shall use the Data for internal research purposes and may cite Data in the research that it distributes to its clients and the public, provided that Greenfield's copyright notice is attached thereto and that Forrester does not distribute Data in whole without the prior approval of Greenfield.

         C. Should either party need additional information, this will be made available to each other at prevailing costs for consulting and special processing.

4. Intellectual Property and Confidentiality. The research products of each party are their own and are protected by U.S. and international copyright law and conventions. These provisions are in addition to and not a replacement of the attached "Confidential Non-Disclosure Agreement" signed February 9, 1998.

         A. Greenfield will own its panel data and hereby grants Forrester a license for its use in accordance with the terms and conditions of this Agreement.

         B. Forrester owns the Scale and hereby grants Greenfield a license for its use in accordance with the terms and conditions of this Agreement.

         C. Neither party will disclose the confidential information of the other and shall use at least the same degree of care to avoid disclosure as it employees with respect to its own confidential information

5. Term and Termination. This Agreement shall commence on the Effective Date and shall continue in effort for a period of eighteen months after which it shall automatically renew unless terminated by one of the parties on no less than 90 days prior written notice. Either party may terminate this Agreement in the event of material breach by the other, providing that the terminating party shall first give the breaching party 60 days written notice and an opportunity to cure the breach within that sixty-day period.

6. Limitation of Liability. Services shall be provide in accordance with the generally accepted standards of the marketing research industry. Neither party will be liable to the other for lost profits or revenues or other economic loss, including consequential or similar damages, arising out of activity under this Agreement. Liability for any claim arising under this Agreement shall not exceed the amount of fees and/or expenses paid under this Agreement.

7. Severability. In the event any provision of this Agreement shall not be enforceable, the remainder of this Agreement shall continue in full force and effect.

8. Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

9. Entire Agreement. This Agreement contains the complete agreement of the parties, supersedes any previous agreements entered into by the parties (excluding any agreements covering specific research project, including, but not limited to, the 1999 "Total Research Program" project), and neither party shall be bound by any statement or representation not contained herein.

10. Survivability. Notwithstanding any termination of this Agreement, the provisions of paragraph 4 shall survive any such termination or severance and remain binding upon the parties.


Forrester Research, Inc.                                     Greenfield Online, Inc.

By:               /s/ John Boynton                           By:               /s/ Leigh-Brindeland Bell
    -------------------------------------------------            ----------------------------------------

Name:             John Boynton                               Name:             Leigh-Brindeland Bell
      -----------------------------------------------              --------------------------------------

Title:            Vice President                             Title:            VP Business Development
       ----------------------------------------------               -------------------------------------


                                    Exhibit A

                             Technographics(R) Scale

1.       I like to impress people with my lifestyle.
2.       Technology is important to me.
3.       I am very competitive when it comes to my career.
4.       Having fun is the whole point of life.
5.       Family is important, but I have other interests which are just as important to me.
6.       I am consistently looking for new ways to entertain myself.
7.       Making a lot of money is important to me.
8.       I spend most of my free time doing fun stuff with my friends.
9.       I like to spend time learning about new technology products.
10.      I like to show off my taste and style.
11.      I like technology.
12.      My family is by far the most important thing in my life.
13.      I put a lot of time and energy into my career.
14.      I am very likely to purchase new technology products or services.
15.      I spend most of my free time working on improving myself.

                            Technographcs(R) Segments

ATTITUDE                   INCOME                    NOTIFICATION

                      CONFIDENTIAL NON-DISCLOSURE AGREEMENT

         THIS AGREEMENT is made this 9 day of February, 1998 by and between Greenfield Online, a Connecticut corporation ("GO") and Forrester Research, a Massachusetts corporation ("Client").

         WHEREAS, the parties hereto are currently, and in the course of their business relationship may, from time to time continue to be, engaged in discussions and evaluations regarding the data and software services and products offered by GO and the products and services offered by Client (the "Evaluation").

         WHEREAS, in connection therewith one party may receive or come in contact with certain Confidential Information (as defined) of the other party or the other party's affiliates or clients;

         WHEREAS, as a condition to each of GO and Client disclosing such Confidential Information to the other, each party hereto agrees to treat such Confidential Information, whether furnished before, on or after the date of this Agreement, in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration such disclosure and in further consideration of the agreements contained herein, the parties agree as follows:

         1. The term "Confidential Information" shall mean any information and data of a confidential nature belonging to the disclosing party, its affiliates and/or licensors ("Discloser"), including without limitation, proprietary, technical, developmental, marketing, sales, operating, financial, performance, cost, business and process information and plans, software, and computer programming techniques which are disclosed or made available pursuant to this Agreement in connection with the Evaluation.

         2. Except for the software products and GO data, if any, disclosed hereunder, Confidential Information shall not include information which (a) is known to the party receiving the information from Discloser ("Recipient") at the time of disclosure and is not subject to restriction; (b) is now or subsequently becomes generally known or available to the Recipient by publication, commercial use or otherwise through no fault of Recipient; (c) is lawfully obtained from a third party who has the right to make such disclosure; or (d) is independently developed by or for the Recipient without access to the Discloser's Confidential Information.

         3. Recipient hereby agrees that the Confidential Information will be used by it solely for the purposes of discussions with Discloser relating to the Evaluation and as necessary to fulfill any obligations Recipient may have to Discloser pursuant to any agreements the parties may enter into or otherwise. Recipient agrees not to disclose the Confidential Information of the other party, in any form, to any third party except as contemplated herein. Recipient agrees to maintain the confidential nature of the Confidential Information; provided however, that any such Confidential Information may be disclosed to its employees who need access to such information for such purposes and are made aware of and agree to be bound by the confidentiality obligations contained herein.

         4. Upon termination of the Evaluation of the parties' relationship with respect thereto, and upon Discloser's request, Recipient shall return to Discloser all materials reflecting or containing any of Discloser's Confidential Information and shall not retain any copies, extracts or other reproductions in whole or in part of any of the foregoing.

         5. Each party acknowledges that unauthorized disclosure or use of the other party's Confidential Information may cause irreparable harm to such other party. Each party agrees that money damages may not be a sufficient remedy for any breach by it of this Agreement and that the non-breaching party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach.

         6. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Connecticut, and not the law of conflicts.

         7. The parties hereto shall not be obligated to compensate each other for disclosure of any information under this Agreement and agree that no warranties of any kind are given with respect to such information, as well as any use thereof. It is understood that no patent, copyright, trademark or other proprietary right or license is granted by this Agreement.

         8. This Agreement shall be effective as of the first date of disclosure of Confidential Information to Recipient. Recipient's obligations hereunder with respect to Confidential Information shall survive the termination of the parties' relationship. The confidentiality provisions in this Agreement shall survive termination of this Agreement and the parties' relationship relating to the Evaluation.

         8, Any provision of this Agreement, which is invalid, illegal or unenforceable, shall not affect in any way the remaining provisions of this Agreement.

                              ********************

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into effective as of the date first written above.

GREENFIELD ONLINE, INC.                                      CLIENT NAME


                                                                      John Boynton
                                                             -------------------------------------

By:      /s/      Rudy Nadilo                                By:      /s/
    -------------------------------------------------            ---------------------------------

Title             Pres + CEO                                 Title             VP, Business Dvlt.
      -----------------------------------------------              ------------------------------

Date              2/9/98                                     Date              2/19/98
     ------------------------------------------------             -------------------------------